INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of ________________, 2011 by and between Universal Business Payment Solutions Acquisition Corporation (the “Company”), its principal office located at Radnor Financial Center, 150 North Radnor-Chester Road, Suite F-200, Radnor, Pennsylvania 19087, and Continental Stock Transfer & Trust Company (the “Trustee”) located at 17 Battery Place, New York, New York 10004.

WHEREAS, the Company’ s registration statement on Form S-1, No. 333-171359 (the “Registration Statement”), for its initial public offering of securities (the “IPO”) has been declared effective as of the date hereof (the “Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, EarlyBirdCapital, Inc. (“EBC”) is acting as the representative of the underwriters in the IPO and purchasing 720,000 warrants simultaneously with the consummation of the Company’s IPO (the “EBC Warrants”);

WHEREAS, certain individuals are purchasing 6,240,000 warrants in a private placement occurring simultaneously with the consummation of the Company’s IPO (the “Insider Warrants”); and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Restated Certificate of Incorporation, $72,720,000 of the gross proceeds of the IPO and sale of the EBC Warrants and the Insider Warrants  (or $83,196,000 if the underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’ s common stock, par value $0.001 per share, issued in the IPO as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the “Property”, the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

IT IS AGREED:

1.	Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)           Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust accounts (the “Trust Account”) established by the Trustee at Morgan Stanley and at a brokerage institution selected by the Company and satisfactory to the Trustee;

(b)           Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)           In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in U.S. treasuries, having a maturity of 180 days or less;

(d)           Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)           Notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f)           Supply any necessary information or documents as may be requested by the Company in connection with the Company’ s preparation of the tax returns for the Trust Account;

(g)           Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or EBC to do so;

(h)           Render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(i)            Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B hereto, signed on behalf of the Company by its Chief Executive Officer and Chief Administrative Officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the close of business on the 18-month anniversary of the effective date of the Registration Statement (or the 21-month anniversary of the effective date of the Registration Statement if the Company has executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within 18 months from the date of the Registration Statement) (the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the public stockholders of record on the Last Date. The provisions of this Section 1(i) may not be modified, amended or deleted under any circumstances.

2.	Limited Distributions of Income from Trust Account.

(a)           Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company the amount requested by the Company to cover any income or franchise tax obligation owed by the Company as a result of interest or other income earned on the funds held in the Trust Account or to cover any expenses related to working capital requirements of the Company;

(b)           Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the Company the amount requested by the Company to cover expenses related to purchasing up to 50% of the Company’s public shares in connection with seeking stockholder approval of an initial business combination, as defined in the Registration Statement, pursuant to any 10b5-1 plan, to which the Company is party, as described in the Registration Statement; and

(c)           The limited distributions referred to in Sections 2(a) above shall be made only from income collected on the Property.  Except as provided in Section 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) hereof.

3.	Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)           Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board or President.  In all cases, the Company shall provide EBC with a copy of any Termination Letters and/or any other correspondence that it issues with respect to any proposed withdrawal from the Trust Account at the time it issues same.   In addition, except with respect to its duties under paragraphs 1(i), 2(a) and 2(b) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)           Hold the Trustee harmless and indemnify the Trustee from and against, any and all documented, out-of-pocket expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s bad faith, gross negligence or willful misconduct.  Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”).  The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld.  The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld.  The Company may participate in such action with its own counsel;

(c)           Pay the Trustee an initial acceptance fee of $_____ and an annual fee of $______ (it being expressly understood that the Property shall not be used to pay such fee).  The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date.  The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund.  The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections, except to the extent it is distributed to the Company pursuant to Section 2);

(d)           In connection with any vote of the Company’s stockholders regarding a business combination, as defined in the Registration Statement, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such business combination.

4.	Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)           Take any action with respect to the Property, other than as directed in paragraphs 1 and 2 hereof, and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b)           Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)           Change the investment of any Property, other than in compliance with paragraph 1(c);

(d)           Refund any depreciation in principal of any Property;

(e)           Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)           The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its bad faith, gross negligence or willful misconduct.  The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons.  The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)           Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h)           File information returns with the U.S. Internal Revenue Service and payee statements with the Company, documenting the taxes payable by the Company, if any, relating to interest earned on the Property;

(i)           Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 2(a), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of  whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority; and

(j)           Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 2(a) or 2(b) above.

5.	Termination. This Agreement shall terminate as follows:

(a)           If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee.  At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

(b)           At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 3(b).

6.	Miscellaneous.

(a)           The Company and the Trustee each acknowledge that the Trustee will follow the procedures set forth below with respect to funds transferred from the Trust Account.  Subject to Section 3(a), in executing funds transfers, the Trustee will rely upon the information provided by the Company, including names, account numbers or other identifying numbers of a beneficiary, beneficiary’ s bank or intermediary bank.  Subject to Section 4(a), the Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number.

(b)           The Trustee hereby waives any right, title, interest or claim of any kind (a “Claim”) or to any monies in the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the funds in the Trust Account for any reason whatsoever.

(c)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.  It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(d)           This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  Except for Section 1(i) (which may not be amended under any circumstances), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of EBC.  As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(e)           The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(f)           Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven G. Nelson
Fax No.:  (212) 509-5150

if to the Company, to:

Universal Business Payment Solutions Acquisition Corporation
c/o UBPS Services, LLC
Radnor Financial Center
150 North Radnor-Chester Road, Suite F-200
Radnor, Pennsylvania 19087
Attn: Bipin C. Shah

in either case with a copy to:

EarlyBirdCapital, Inc.
275 Madison Ave.
27th Floor
New York, New York 10016
Attn: Steve Levine

(g)           This Agreement may not be assigned by the Trustee without the prior consent of the Company and EBC.

(h)           Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.  The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(i)           Each of the Company and the Trustee hereby acknowledge that EBC is a third party beneficiary of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name: Steven G. Nelson
Title: President and Chairman of the Board

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITIONS CORPORATION

By:
Name: Bipin C. Shah
Title: Chief Executive Officer

EXHIBIT A

[Letterhead of Company]

                       [Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson

Re:	Trust Account No.[ ]Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Universal Business Payment Solutions Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of ____________, 2011(the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (the “Business Agreement”) with ___________________ (the “Target Business”) to consummate a business combination with Target Business (a “Business Combination”) on or about [insert date].  The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”).

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date (i) the  Company shall deliver to you written notification that the Business Combination has been consummated (“Company Notification”) and (ii) the Company shall deliver to you (a) [an affidavit] [a certificate] of __________________, which verifies the vote of the Company’s stockholders in connection with the Business Combination and (b) written instructions with respect to the transfer of the funds held in the Trust Account (the “Instruction Letter”).  You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Company Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter.  In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company.  Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the original Consummation Date as set forth in the notice.

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Very truly yours,

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:
Bipin C. Shah, Chief Executive Officer

By:
Peter Davidson, Chief Administrative Officer

cc:  Steve Levine, EarlyBirdCapital, Inc.

A-2

EXHIBIT B

[Letterhead of Company]

                      [Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson

Re:  Trust Account No. [  ] Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Universal Business Payment Solutions Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of _________________, 2011 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination, as defined in the Company’s prospectus relating to its IPO, as defined in the Trust Agreement, with a target company within the time frame specified in the Company’s Certificate of Incorporation, as described in the Company’s prospectus relating to its IPO.

In accordance with the terms of the Trust Agreement, we hereby authorize you, to commence liquidation of the Trust Account as promptly as practicable to stockholders of record on the Last Date (as defined in the Trust Agreement).  You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”) in accordance with the terms of the Trust Agreement and the Restated Certificate of Incorporation of the Company.  You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Restated Certificate of Incorporation of the Company and you shall oversee the distribution of the funds.  Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:
Bipin C. Shah, Chief Executive Officer

By:
Peter Davidson, Chief Administrative Officer

cc:  Steve Levine, EarlyBirdCapital, Inc.

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EXHIBIT C

[Letterhead of Company]

                        [Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson

Re: Trust Account No.[      ]

Gentlemen:

Pursuant to paragraph 2(a) of the Investment Management Trust Agreement between Universal Business Payment Solutions Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of ________________, 2011 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $___________ of the income earned on the Property as of the date hereof.

The Company requires such funds to pay for the tax obligations as set forth on the attached tax return or tax statement or to pay for certain working capital obligations.  In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:
Bipin C. Shah, Chief Executive Officer

By:
Peter Davidson, Chief Administrative Officer

cc:  Steve Levine, EarlyBirdCapital, Inc.

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EXHIBIT D

[Letterhead of Company]

                      [Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson

Re:	Trust Account No. [ ]

Gentlemen:

Pursuant to paragraph 2(b) of the Investment Management Trust Agreement between Universal Business Payment Solutions Acquisition Corporation  (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of ____________, 2011 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $_______________ of the Property as of the date hereof.  The Company requires such funds to purchase up to 50% of its public shares in connection with seeking stockholder approval of an initial business combination.  In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:
Bipin C. Shah, Chief Executive Officer

By:
Peter Davidson, Chief Administrative Officer

cc:  Steve Levine, EarlyBirdCapital, Inc.

D-1

EXHIBIT E

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)

Company:

Bipin C. Shah Peter Davidson	(610) 977-2482
Trustee:

Continental Stock Transfer & Trust Company	[(212) 845-4000]

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